As filed with the Securities and Exchange Commission on July 26, 2006

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

REALOGY CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	20-4381990
(State of Incorporation)	(I.R.S. Employer Identification No.)

One Campus Drive

Parsippany, New Jersey 07054

(973) 407-2000

(Address of Principal Executive Offices) (Zip Code)

REALOGY CORPORATION 2006 EQUITY AND INCENTIVE PLAN

REALOGY CORPORATION EMPLOYEE STOCK PURCHASE PLAN

REALOGY CORPORATION SAVINGS RESTORATION PLAN

REALOGY CORPORATION OFFICER DEFERRED COMPENSATION PLAN

REALOGY CORPORATION NON-EMPLOYEE DIRECTORS DEFERRED COMPENSATION PLAN

REALOGY CORPORATION EMPLOYEE SAVINGS PLAN

(Full Titles of the Plan)

C. Patteson Cardwell, IV

Executive Vice President and General Counsel

Realogy Corporation

One Campus Drive

Parsippany, New Jersey 07054

(973) 407-2000

(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.01 per share (including preferred stock purchase rights)	42,500,000 shares	$24.13	$1,025,525,000	$109,731
Deferred Compensation Obligations (3)	$25,000,000	100%	$25,000,000	$2,675
Deferred Compensation Obligations (4)	$60,000,000	100%	$60,000,000	$6,420
Deferred Compensation Obligations (5)	$20,000,000	100%	$20,000,000	$2,140
Total				$120,966

(1)	Includes 42,000,000 shares of restricted Common Stock and shares of Common Stock issued in respect of restricted stock units, stock options, stock appreciation rights, deferred stock units and other stock-based awards issuable pursuant to the Realogy Corporation 2006 Equity and Incentive Plan, 250,000 shares of Common Stock issuable pursuant to the Realogy Corporation Employee Stock Purchase Plan and 250,000 shares and Plan Interests issuable pursuant to the Realogy Corporation Employee Savings Plan, in each case, as amended from time to time. To the extent additional shares of Common Stock may be issued or become issuable as a result of a stock split, stock dividend, or other distribution involving the Common Stock while this registration statement is in effect, this registration statement hereby is deemed to cover all such additional shares of Common Stock in accordance with Rule 416 under the Securities Act of 1933 (the “Securities Act”).
(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) under the Securities Act of 1933 with respect to shares of Common Stock issuable pursuant to the Realogy Corporation 2006 Equity and Incentive Plan, the Realogy Corporation Employee Stock Purchase Plan and the Realogy Corporation Employee Savings Plan based upon the average of the high and low prices of a share of Common Stock as reported on the New York Stock Exchange on July 24, 2006.
(3)	The Deferred Compensation Obligations are unsecured obligations of the Registrant to pay deferred compensation in the future in accordance with the terms of the Savings Restoration Plan.
(4)	The Deferred Compensation Obligations are unsecured obligations of the Registrant to pay deferred compensation in the future in accordance with the terms of the Officer Deferred Compensation Plan.
(5)	The Deferred Compensation Obligations are unsecured obligations of the Registrant to pay deferred compensation in the future in accordance with the terms of the Non-Employee Directors Deferred Compensation Plan

In addition, pursuant to Rule 416(c) under the Securities Act, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.

PART I

The documents containing the information specified in Part I of Form S-8 will be sent or given to participating employees as specified in Rule 428(b)(1) of the Securities Act of 1933.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents By Reference

Realogy Corporation (“Realogy”) incorporates by reference the documents or portions of documents listed below which were filed with the Securities and Exchange Commission (the “Commission”) under the Securities Exchange Act of 1934 (the “Exchange Act”):

•	the registration statement on Form 10 (File No. 001-32852), filed by Realogy with the Commission on April 3, 2006, as amended, including the description of Realogy’s common stock contained therein, and any amendment or report filed for the purpose of updating such description; and

•	the current reports on Form 8-K, filed by Realogy with the Commission on July 14, 2006 and July 19, 2006.

Realogy also incorporates by reference filings with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, that are filed with the Commission after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold. Any statement contained in the documents incorporated, or deemed to be incorporated, by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities

Not Applicable.

Item 5. Interests of Named Experts and Counsel

The validity of the issuance of the shares of common stock and deferred compensation obligations offered hereby has been passed upon by Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Registrant. A copy of this opinion is attached as Exhibit 5.1 to this Registration Statement.

Item 6. Indemnification of Directors and Officers

The following summary is qualified in its entirety by reference to the complete text of the statutes referred to below, the Realogy’s amended and restated certificate of incorporation and bylaws and the contracts described below.

Under Section 145 of the Delaware General Corporation Law (the “DGCL”), a corporation may indemnify a director, officer, employee, or agent of the corporation (or other entity if such person is serving in such capacity at the corporation’s request) against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by the person in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), if the person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. In the case of an action brought by or in the right of a corporation, the corporation may indemnify a director, officer, employee, or agent of the corporation (or other entity if such person is serving in such capacity at the corporation’s request) against expenses (including attorneys’ fees) actually and reasonably incurred by the person if the person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable to the corporation unless a court determines that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses as the court shall deem proper. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that the person is not entitled to be indemnified by the corporation.

Consistent with Section 145 of the DGCL, the Realogy’s by-laws provide that it will indemnify its directors and officers or anyone serving at Realogy’s request as a director, officer, agent or trustee of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, against expenses, liabilities and loss (including attorneys’ fees, judgments, fines, excise taxes under ERISA or penalties and amounts paid in settlement) actually and reasonably incurred by such indemnitee, to the fullest extent permitted by Delaware law.

In accordance with Section 102(b)(7) of the DGCL, Realogy’s amended and restated certificate of incorporation provides that directors shall not be personally liable to Realogy or its stockholders for monetary damages for breaches of their fiduciary duty as directors except for (1) breaches of their duty of loyalty to Realogy or its stockholders, (2) acts or omissions not in good faith or which involve intentional misconduct or knowing violations of law, (3) certain transactions under Section 174 of the DGCL (unlawful payment of dividends), or (4) transactions from which a director derives an improper personal benefit.

Realogy’s by-laws provide that it may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of Realogy, or who is or was serving at Realogy’s request as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against any liability arising out of the person’s status as such, whether or not the corporation would have the power to indemnify such persons against liability. Realogy is carrying standard directors and officers liability coverage for its directors and officers and the directors and officers of its subsidiaries. Subject to certain limitations and exclusions, the policies will reimburse Realogy for liabilities indemnified under its by-laws and indemnify the directors and officers against additional liabilities not indemnified under its by-laws.

Item 7. Exemption From Registration Claimed.

Not Applicable.

Item 8. Exhibits.

4.1	Realogy Corporation 2006 Equity and Incentive Plan, as amended

4.2	Realogy Corporation Employee Stock Purchase Plan (filed as Exhibit 10.6 to Realogy’s Registration Statement on Form 10 (File No. 001-32852) and incorporated herein by reference)

4.3	Realogy Corporation Savings Restoration Plan (filed as Exhibit 10.7 to Realogy’s Registration Statement on Form 10 (File No. 001-32852) and incorporated herein by reference)

4.4	Realogy Corporation Officer Deferred Compensation Plan (filed as Exhibit 10.8 to Realogy’s Registration Statement on Form 10 (File No. 001-32852) and incorporated herein by reference)

4.5	Realogy Corporation Non-Employee Directors Deferred Compensation Plan (filed as Exhibit 10.9 to Realogy’s Registration Statement on Form 10 (File No. 001-32852) and incorporated herein by reference)

4.6	Rights Agreement between Realogy Corporation and Rights Agent (filed as Exhibit 4.1 to Realogy’s Form 8-K, filed on July 14, 2006, and incorporated herein by reference)

4.7	Certificate of Designation of Series A Junior Participating Preferred Stock (filed as Exhibit 3.3 to Realogy’s Form 8-K, filed on July 14, 2006, and incorporated herein by reference)

4.8	Rights Certificate (attached as an exhibit to the Rights Agreement, filed as Exhibit 4.1 to Realogy’s Form 8-K, filed on July 14, 2006, and incorporated herein by reference)

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP

15.1	Letter from Deloitte & Touche LLP to the Board of Directors of Realogy Corporation re: Unaudited Interim Financial Information

23.1	Consent of Deloitte & Touche LLP with respect to the financial statements of the registrant

23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included with Exhibit 5.1)

24.1	Powers of Attorney (included on the signature page)

Item 9. Required Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post effective amendment thereto) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Parsippany, State of New Jersey, on July 26, 2006.

REALOGY CORPORATION

By	/s/ Richard A. Smith
Name:	Richard A. Smith
Title:	Vice Chairman and President

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Richard A. Smith, Anthony E. Hull and C. Patteson Cardwell, IV, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign the registration statement on Form S-8 to be filed in connection with the offerings of ordinary shares of Realogy Corporation and any and all amendments (including post-effective amendments) to this registration statement, and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or his substitutes, each acting alone, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Henry R. Silverman Henry R. Silverman	Chairman and Chief Executive Officer (Principal Executive Officer)	July 26, 2006

/s/ Anthony E. Hull Anthony E. Hull	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)	July 26, 2006

/s/ Christopher R. Cade Christopher R. Cade	Senior Vice President, Chief Accounting Officer and Controller (Principal Accounting Officer)	July 26, 2006

/s/ Richard A. Smith Richard A. Smith	Director	July 26, 2006

/s/ Martin L. Edelman Martin L. Edelman	Director	July 26, 2006

Kenneth Fisher	Director

Name	Title	Date

/s/ Cheryl D. Mills	Director	July 24, 2006
Cheryl D. Mills

/s/ Robert E. Nederlander	Director	July 26, 2006
Robert E. Nederlander

Director
Robert W. Pittman

/s/ Robert F. Smith	Director	July 26, 2006
Robert F. Smith

Exhibit Index

4.1	Realogy Corporation 2006 Equity and Incentive Plan, as amended

4.2	Realogy Corporation Employee Stock Purchase Plan (filed as Exhibit 10.6 to Realogy’s Registration Statement on Form 10 (File No. 001-32852) and incorporated herein by reference)

4.3	Realogy Corporation Savings Restoration Plan (filed as Exhibit 10.7 to Realogy’s Registration Statement on Form 10 (File No. 001-32852) and incorporated herein by reference)

4.4	Realogy Corporation Officer Deferred Compensation Plan (filed as Exhibit 10.8 to Realogy’s Registration Statement on Form 10 (File No. 001-32852) and incorporated herein by reference)

4.5	Realogy Corporation Non-Employee Directors Deferred Compensation Plan (filed as Exhibit 10.9 to Realogy’s Registration Statement on Form 10 (File No. 001-32852) and incorporated herein by reference)

4.6	Rights Agreement between Realogy Corporation and Rights Agent (filed as Exhibit 4.1 to Realogy’s Form 8-K, filed on July 14, 2006, and incorporated herein by reference)

4.7	Certificate of Designation of Series A Junior Participating Preferred Stock (filed as Exhibit 3.3 to Realogy’s Form 8-K, filed on July 14, 2006, and incorporated herein by reference)

4.8	Rights Certificate (attached as an exhibit to the Rights Agreement, filed as Exhibit 4.1 to Realogy’s Form 8-K, filed on July 14, 2006, and incorporated herein by reference)

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP

15.1	Letter from Deloitte & Touche LLP to the Board of Directors of Realogy Corporation re: Unaudited Interim Financial Information

23.1	Consent of Deloitte & Touche LLP with respect to the financial statements of the registrant

23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included with Exhibit 5.1)

24.1	Powers of Attorney (included on the signature page)